Exhibit 3.1

Company No. 4160917

PUBLIC COMPANY LIMITED BY SHARES

SUBSTITUTED

ARTICLES OF ASSOCIATION

of

GW PHARMACEUTICALS PLC

(adopted by special resolution

passed on 12 April 2013)

LONDON

PUBLIC COMPANY LIMITED BY SHARES INCORPORATED UNDER
THE COMPANIES ACT 1985

SUBSTITUTED

ARTICLES OF ASSOCIATION

OF

GW PHARMACEUTICALS PLC

(Company No. 4160917)

(Adopted by special resolution passed on 12 April 2013)

1.                                      EXCLUSION OF MODEL ARTICLES

No articles set out in any statute or other instrument having statutory force apply to the Company and the following are the Company’s articles of association.

2.                                      DEFINITIONS AND INTERPRETATION

2.1                               Definitions

In these Articles:

“address” in relation to a communication made by electronic means includes any number or address used for the purposes of that communication (including, without limitation, in the case of an Uncertificated Proxy Instruction (as defined in Article 22.11 (Meaning of Uncertificated Proxy Instruction)) an identification number of a participant in the Relevant System concerned);

“AIM” the Alternative Investment Market of the London Stock Exchange;

“Approved Depositary” means a custodian or some other person appointed in writing by the Directors whereby such custodian or other person holds or is interested in Ordinary Shares and issues, securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to receive such shares, provided and to the extent that the terms and conditions of the custodian or other person acting as such have been approved by the Directors for the purpose of these Articles;

“Articles” means these Articles of Association as from time to time altered;

“Board” means the board of Directors of the Company or the Directors present or deemed present at a duly convened meeting of the Directors at which a quorum is present;

“CA06” means the Companies Act 2006;

“certificated” means, in relation to any share or other security of the Company, that it is not held or to be held in uncertificated form;

“clear days” means in relation to a period of notice the period excluding the day on which the notice is given or deemed to have been given and the day for which it is given or on which it is to take effect;

“Director” means a director of the Company;

“electronic form” has the meaning given in the CA06;

“electronic means” has the meaning given in the CA06;

“executed” means any mode of execution;

“financial institution” means any financial institution as that expression is defined in s778 CA06;

“hard copy” has the meaning given in the CA06;

“holder” means in relation to shares the person entered in the Register and “shareholder” and “member” shall be construed accordingly;

“London Stock Exchange” means London Stock Exchange plc;

“month” means calendar month;

“NASDAQ” means the market known as NASDAQ operated by The NASDAQ OMX Group, Inc.;

“NASDAQ Rules” means the rules of NASDAQ;

“Nominee” means a member of the Company who holds Ordinary Shares in the Company as nominee for an Approved Depositary;

“Office” means the registered office of the Company for the time being;

“Official List” means the Official List of the UK Listing Authority;

“Ordinary Shares” means ordinary shares of £0.001 each in the Company;

“paid up” means paid or credited as paid-up;

“record date” has the meaning given in Article 37.14 (Record dates);

“Register” in relation to any period on or before 25 November 2001, means the register of members of the Company and, in relation to any period after that date means, in relation to a certificated share or the holder of it, the register of members maintained by the Company and, in relation to an uncertificated share or the holder of it, the register of members of the Company maintained by the operator of the Relevant System through which title to that share is evidenced and transferred and “registered” shall be construed accordingly;

“Regulations” means the Uncertificated Securities Regulations 2001 as amended or replaced from time to time and any subordinate legislation or rules made under them for the time being in force;

“Relevant System” means any computer-based system, and procedures, permitted by the Regulations, which enable title to units of a security to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters;

“Seal” means the common seal (if any) of the Company and the Securities Seal (if any) or either of them as the case may require;

“Secretary” means the Secretary of the Company or any other person appointed to perform the duties of the Secretary of the Company including (subject to the provisions of the Statutes) a joint, deputy or assistant Secretary;

“Securities Seal” means the official seal (if any) kept by the Company under the provisions of s50 CA06;

“Statutes” means the CA06 and every other statute (and any subordinate legislation, order or regulations made under any of them) concerning companies and affecting the Company (including, without limitation, the Regulations), in each case, as they are for the time being in force;

“Subsidiary” means a subsidiary and/or subsidiary undertaking of the Company as each of the terms are defined in the CA06;

“uncertificated” means in relation to any share or other security of the Company that title to it is evidenced and transferred or to be evidenced and transferred by means of a Relevant System;

“United Kingdom” means Great Britain and Northern Ireland;

“UK Listing Authority” means the Financial Services Authority (or any other body from time to time) acting as the competent authority for the purposes of the Financial Services and Markets Act 2000;

“working day” has the meaning given in the CA06;

“writing” includes handwriting, typewriting, printing, lithography, photocopying and other modes of representing or reproducing words in legible and non-transient form including, unless provided otherwise, by electronic means or in electronic form; and

“year” means calendar year.

2.2                               Meaning of references

In these Articles, unless the context otherwise requires, any reference to:

(a)                                 the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa);

(b)                                 a person includes any individual, firm, company, corporation, government state or agency of state or any association, trust or partnership (whether or not having a separately legal personality); and

(c)                                  a statute or statutory provision includes any consolidation or re-enactment, modification or replacement of the same, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time.

2.3                               Headings and table of contents

In these Articles, the table of contents and headings are included for convenience only and shall not affect the interpretation or construction of these Articles.

2.4                               Definitions from the Statutes

Unless the context otherwise requires, any words and expressions defined in the Statutes and not defined in these Articles shall have the meanings given to them in the Statutes.

2.5                               Electronic signature

Where pursuant to any provision of these Articles any notice, appointment of proxy or other document which is in electronic form is required to be signed or executed by or on behalf of any person, that signature or execution includes the affixation by or on behalf of that person of an electronic signature (as defined in s7(2) Electronic Communications Act 2000) in such form as the Directors may approve.

2.6                               Form of resolution

A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.

3.                                      LIABILITY OF MEMBERS

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

4.                                      SHARE CAPITAL

4.1                               Rights attached to shares

Subject to the provisions of the Statutes and without prejudice to any rights for the time being conferred on the holders of any class of shares (which rights shall not be varied or abrogated except with any consent or sanction as is required by Article 5 (Variation of rights)), any share in the Company may be issued with such preferred, deferred or other rights, or such restrictions, whether in regard to dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine (or failing any such determination as the Directors may determine).

4.2                               Redeemable shares

The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder.  The directors may decide the terms, conditions and manner of redemption of any of those shares and must do so before the shares are allotted.

4.3                               Shares

Subject to the provisions of these Articles and of the Statutes, and to any direction given by the Company in general meeting, the Directors may allot, grant options over, or otherwise dispose of shares to such persons (including the Directors themselves) at such times and on such terms as the Directors may think proper.

4.4                               Payment of commission

The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent permitted by the Statutes.  Subject to the provisions of the Statutes any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.  The Company may also on any issue of shares pay such brokerage as may be lawful.

4.5                               Trusts not recognised

Except as required by law, no person may be recognised by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognise even when having express notice of it any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as otherwise provided by these Articles or by law) any other right in respect of any share, except an absolute right to the entirety in the holder.

4.6                               Renunciation

The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation of such allotment by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

5.                                      VARIATION OF RIGHTS

5.1                               Variation of rights

Whenever the capital of the Company is divided into different classes of shares, the rights or privileges attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding-up, either with the consent in writing of the holders of three-fourths in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate general meeting of such holders (but not otherwise).  All the provisions of these Articles relating to general meetings shall, mutatis mutandis, apply to every such separate general meeting, except that:

(a)                                 the necessary quorum shall be two persons present holding at least one-third in nominal value of the issued shares of the class excluding any shares of that class held as treasury shares (but so that if at any adjourned meeting a quorum as defined above is not present, one person present holding shares of the class in question shall be a quorum) provided that where a person is present by proxy or proxies, he is treated as holding only the shares in respect of those proxies which are authorised to exercise voting rights;

(b)                                 any holder of shares of the class present in person or by proxy may demand a poll; and

(c)                                  every such holder shall, on a poll, have one vote for every share of the class held by him.

5.2                               Pari passu issues and purchase of own shares

Unless otherwise expressly provided by these Articles or by the rights conferred upon the holders of any class of shares those rights are not deemed to be varied by:

(a)                                 the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu with the first-mentioned shares but in no respect in priority; or

(b)                                 the purchase by the Company of any of its own shares.

6.                                      ALTERATION OF CAPITAL

6.1                               Sub-division

Any resolution authorising the Company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or by subject to any restriction as compared with the others.

6.2                               Fractions arising upon consolidation or sub-division

Subject to any direction by the Company in general meeting, whenever as the result of any consolidation or sub-division of shares any members of the Company are entitled to fractions of a share, the Directors may:

(a)                                 deal with such fractions as they think fit and in particular (but without prejudice to the foregoing) may sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale to and among the members entitled to such shares in due proportions.  For the purpose of giving effect to any such sale the Directors may nominate some person to execute a transfer or deliver the shares sold to or in accordance with the directions of the purchaser and may cause the name of the purchaser or such person as he may direct to be entered in the Register as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale; or

(b)                                 subject to the Statutes issue to each such holder credited as fully paid up by way of capitalisation the minimum number of shares required to round up his holding to a whole number (such issue being deemed to have been effected immediately prior to consolidation) and the amount required to pay up such shares shall be appropriated at their discretion from any of the sums standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of the profit and loss account (or income statement) and capitalised by applying the same in paying up such shares.

7.                                      SHARE CERTIFICATES

7.1                               Rights to a share certificate

(a)                                 Every person whose name is entered as a member in the Register (other than a financial institution in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) is (except where the Directors have passed a resolution pursuant to Article 7.5) entitled, except as provided by the Statutes, without payment to receive one certificate for all the shares of each class held by him or, upon payment of such reasonable out-of-pocket expenses for every certificate after the first as the Directors shall from time to time determine, to several certificates each for one or more of his shares.

(b)                                 Every certificate must be issued within two months (or such longer period as the terms of issue shall provide) after allotment or within fourteen days after lodgement with the Company of the transfer of the shares provided that this is not a transfer which the Company is for any reason entitled to refuse to register and does not register.

(c)                                  Where some only of the shares comprised in a share certificate are transferred the old certificate must be cancelled and a new certificate for the balance of such shares issued in lieu without charge.

(d)                                 Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

(e)                                  If any member surrenders for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

7.2                               Execution and signing of certificates

Every certificate must be issued under the Seal (or under a Securities Seal or, in the case of shares on a branch register, under an official seal for use in the relevant territory) or, subject to the provisions of the Statutes, in such other manner as the Directors may resolve.  Each share certificate must specify the number and class of the shares to which it relates and the amount paid up on them.  Whether or not certificates are issued under the Seal, the Directors may by resolution decide that any signatures on any certificates need not be autographic but may be affixed by some method or system of mechanic or electronic signature or that certificates need not be signed by any person.

7.3                               Joint holders

(a)                                 Neither the Company nor the operator of any Relevant System shall be bound to register more than four persons as the joint holders of any share or shares (except in the case of executors or trustees of a deceased member).

(b)                                 The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to any one of joint holders shall be sufficient delivery to all of them.

(c)                                  In the case of shares held jointly by several persons any request for a replacement certificate may be made by any one of the joint holders.

7.4                               Replacement share certificates

If a share certificate or any other document of title is worn out, defaced, lost, stolen or destroyed, it must be renewed free of charge on such terms (if any) as to evidence and indemnity with or without security as the Directors require.  In the case of loss, theft or destruction the person to whom the new certificate is issued must pay to the Company any exceptional out-of-pocket expenses incidental to the investigation of evidence of loss or destruction and the preparation of the requisite form of indemnity and in the case of defacement or wearing out he must deliver up the old certificate to the Office.

7.5                               Uncertificated securities

(a)                                 Nothing in these Articles requires title to any shares or other securities of the Company to be evidenced by a certificate if the Statutes, the London Stock Exchange and (if applicable) the UK Listing Authority permit otherwise.

(b)                                 Subject to the Statutes, the rules of the London Stock Exchange and (if applicable) the rules of the UK Listing Authority, the Directors without further consultation with the holders of any shares or securities of the Company may resolve that any class or classes of shares or other securities of the Company from time to time in issue or to be issued may be in uncertificated form and no provision of these Articles will apply to any uncertificated shares or other securities of the Company to the extent they are inconsistent with the holding of such shares or other securities in uncertificated form or the transfer of title to any such shares or other securities by means of a Relevant System.

(c)                                  To the extent that any provision of these Articles is inconsistent in any respect with the terms of the Regulations in relation to any uncertificated shares or other uncertificated securities of the Company, that provision shall not apply to those shares or securities and instead the Regulations shall apply.

8.                                      CALLS ON SHARES

8.1                               Calls

Subject to the terms of issue of the shares and to the provisions of these Articles, the Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium).

8.2                               Timing of call

A call shall be deemed to have been made when the resolution of the Directors authorising the call was passed, and may be required to be made payable by instalments.

8.3                               Payment upon calls

Each member shall (subject to receiving at least 14 clear days’ notice specifying the time and place of payment) pay to the Company, at the time or times and place of payment so specified the amount called on his shares.  A call may be revoked or postponed in whole or in part as the Directors may determine.

8.4                               Liability of joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of such share.

8.5                               Interest due on non-payment

If a sum called in respect of a share is not paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest on such sum from the day fixed for payment of such sum to the time of actual payment at the rate specified by the terms of issue of the share or, if no rate is specified, at an appropriate rate or at such rate as the Directors may determine not exceeding 15 per cent. per annum together with all expenses that may have been incurred by the Company by reason of such non-payment but the Directors shall be at liberty in any case or cases to waive payment of such interest and expenses wholly or in part.

8.6                               Sums due on allotment treated as calls

Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable on allotment or at any fixed date shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable.  In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise and all other relevant provisions of these Articles shall apply as if such sum had become payable by virtue of a call duly made and notified.

8.7                               Payment of calls in advance

The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid on any shares held by him.  The Company may pay interest upon the money so received, or as much of it as exceeds for the time being the amount called up on the shares in respect of which such advance has been made, at such rates as the member paying such sum and the Directors agree not exceeding 15 per cent. per annum in addition to the dividend payable on such part of the share in respect of which such advance has been made as is actually called up.  No dividend shall be payable on so much of the moneys paid up on a share as exceeds the amount for the time being called up on a share.  The Directors may at any time repay the amount so advanced on giving to such member not less than three months’ notice in writing of their intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the share in respect of which it was advanced.

8.8                               Power to differentiate on calls

The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the time of payment of such calls.

8.9                               Delegation of power to make calls

If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys, and the power so delegated shall subsist during the continuance of the mortgage or security, despite any change of Directors, and shall be assignable if expressed so to be.

9.                                      LIEN ON SHARES

9.1                               Company’s lien on shares not fully paid

The Company shall have a first and paramount lien on any of its shares which are not fully paid in the circumstances and to the extent permitted by the Statutes for all amounts (whether presently payable or not) called or payable in respect of that share; but the Directors may waive any lien which has arisen and may at any time declare any share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien (if any) on a share shall further extend to all dividends and interest payable on such share.

9.2                               Enforcing lien by sale

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is due and payable, nor until a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of the intention to sell in default, shall have been given to the holder for the time being of the share, or to the person entitled to the share by reason of his death or bankruptcy and default in payment shall have been made by him or them for seven clear days after the notice.

9.3                               Giving effect to a sale

To give effect to any permitted sale of any shares on which the Company has a lien the Directors may authorise a person to execute a transfer of the shares sold to, or in accordance with the directions of, the purchaser.  Subject to payment of any stamp or other duty due the purchaser shall be entered in the Register as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

9.4                               Application of proceeds of sale

The net proceeds of a permitted sale of shares in which the Company has a lien shall be received by the Company and, after payment of the costs of such sale, be applied in or towards satisfaction of the amount due to the Company in respect of which the lien exists, so far as the same is presently payable, and the balance (if any) shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the holder at the date of the sale.

10.                               FORFEITURE AND SURRENDER OF SHARES

10.1                        Notice if call or instalment not paid

If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment, the Directors may, at any time after such date, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any expenses incurred by the Company by reason of such non-payment.

10.2                        Form of notice

The notice shall name a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment in accordance with such notice, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

10.3                        Forfeiture if non-compliance with notice

If the notice is not complied with, any share in respect of which such notice was given may at any time after that, before payment of all calls or instalments and interest and expenses due in respect of it has been made, be forfeited by a resolution of the Directors to that effect.  Every forfeiture shall include all dividends declared or other amounts payable in respect of the forfeited share and not actually paid before the forfeiture.  The Directors may accept the surrender of any share which they are in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

10.4                        Sale of forfeited or surrendered shares

Subject to the Statutes, a forfeited or surrendered share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who before such forfeiture was the holder of such share or to any other person upon such terms and such conditions as the Directors shall think fit and the Company may receive the consideration, if any, for such sale, re-allotment or disposal.  The Directors may if they reasonably consider it necessary authorise some person to execute the transfer of a forfeited or surrendered share.  At any time before sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit.  Any share not disposed of in accordance with this Article within a period of three years from the date of its forfeiture or surrender shall, at the expiry of that period, be cancelled in accordance with the provisions of the Statutes.

10.5                        Notice after forfeiture

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before the forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give notice.

10.6                        Arrears to be paid despite forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate in relation to such shares, but shall, despite the forfeiture or surrender, remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were then payable by him to the Company in respect of those shares, with interest on those moneys at such rate (not exceeding 15 per cent. per annum) as the Directors shall think fit from the date of forfeiture or surrender until payment, and he shall remain liable to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture or surrender without any reduction or allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal; but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

10.7                        Effects of forfeiture

The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the holder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

10.8                        Statutory declaration as to forfeiture or sale to satisfy lien

A statutory declaration in writing by a Director or the Secretary that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.  Such declaration shall (subject to the execution of any necessary instrument of transfer) constitute a good title to the share.  The person to whom the share is sold or disposed shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity in, or invalidity of, the proceedings with reference to the forfeiture or surrender, sale, re-allotment or disposal of the share.

11.                               SHARE WARRANTS

11.1                        Power to issue share warrants

The Company with respect to fully paid shares may in its discretion issue share warrants under the Seal or in accordance with Article 7.2 (Execution and signing of certificates) or Article 33 (The Seal/Execution of documents) stating that the bearer of the share warrant is entitled to the shares specified in that share warrant and may provide by coupons or otherwise for the payment of future dividends and any other sum becoming payable on the shares comprised in such share warrant and for the purpose of obtaining in respect of such shares an allotment or offer of shares or debentures or the exercise of any other rights of any description to which members may be or become entitled.

11.2                        Conditions governing share warrants

The Directors may determine, and may from time to time vary, the conditions upon which share warrants shall be issued, and in particular the conditions upon which a new share warrant may be issued in place of one worn out, defaced, stolen, lost or destroyed (where, in the case of a share warrant stolen, lost or destroyed, the Directors are satisfied beyond reasonable doubt that the original has been destroyed), upon which the bearer of a share warrant shall be entitled, if at all, to attend and vote at general meetings and upon which a share warrant may be surrendered and the name of the bearer entered in the Register in respect of the shares comprised in such share warrant.  Subject to such conditions and to these Articles the bearer of a share warrant shall be deemed to be a member and shall have the same rights and privileges as if his name were entered in the Register in respect of the shares comprised in such share warrant.  The bearer of a share warrant shall be subject to the conditions governing share warrants for the time being in force whether made before or after the issue of share warrants.

12.                               TRANSFER OF SHARES

12.1                        Form of transfer

Subject to such of the restrictions contained in these Articles as may be applicable, any member may transfer all or any of his shares by transfer in writing in any usual or common form or in any other form acceptable to the Directors or by any other manner acceptable to the Directors and permitted by the Statutes, the London Stock Exchange and (if applicable) the UK Listing Authority.

12.2                        Execution of transfer

Every written instrument of transfer of a share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) by or on behalf of the transferee.  The transferor of any share shall remain the holder of the share concerned until the name of the transferee is entered in the Register in respect of that share.

12.3                        Right to decline registration of partly paid shares

The Directors may, in their absolute discretion, refuse to register the transfer of a share which is not fully paid or on which the Company has a lien provided that, where any such share is admitted to trading on AIM or the Official List, that discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

12.4                        Other rights to decline registration

The Directors may also refuse to register a transfer of a share unless:

(a)                                 the transfer is lodged, duly stamped (if it is required to be stamped), at the Office or at such other place as the Directors may appoint and (except in the case of a transfer by a financial institution or in any other circumstance where a certificate has not been issued in respect of the share) is accompanied by the certificate for the share to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b)                                 the transfer is in respect of only one class of share; and

(c)                                  in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred does not exceed four.

12.5                        Notice of refusal to register a transfer

If the Directors refuse to register a transfer of a share, they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal together with reasons for the refusal.

12.6                        Recognition of renunciation

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

12.7                        Retention and return of instruments of transfer

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall (except in case of fraud) be returned to the person lodging it when notice of the refusal is given.

12.8                        No fees for registration

No fee shall be charged by the Company for the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any share.

12.9                        Requirement for written transfer to evidence title

For the avoidance of doubt nothing in these Articles shall require shares to be transferred by a written instrument if the Statutes provide otherwise and the Directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Statutes and the rules of the London Stock Exchange to evidence and regulate the transfer of title to shares in the Company and for the approval or disapproval as the case may be by the Directors or the operator of any Relevant System of the registration of those transfers.

13.                               DESTRUCTION OF DOCUMENTS

13.1                        Documents Company entitled to destroy

The Company shall be entitled to destroy:

(a)                                 all share certificates and dividend mandates and dividend warrants which have been cancelled or have ceased to have effect at any time after the expiry of two years from the date of such cancellation or cessation;

(b)                                 any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration;

(c)                                  any other document on the basis of which any entry in the Register is made, at any time after the expiry of six years from the date of its registration; and

(d)                                 all notifications of change of name or address after the expiry of one year from the date on which they are recorded.

13.2                        Presumptions where documents destroyed

It shall conclusively be presumed in favour of the Company that every share certificate destroyed as permitted by Article 13.1 was a valid certificate duly and properly cancelled, that every entry on the Register purporting to have been made on the basis of a document so destroyed was duly and properly made and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the particulars of it recorded in the books or records of the Company, provided always that:

(a)                                 this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document might be relevant to a claim;

(b)                                 nothing in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as provided for in this Article or in any other circumstances which would not attach to the Company in the absence of this Article;

(c)                                  reference in this Article to the destruction of any document includes references to its disposal in any manner; and

(d)                                 any document referred to in Article 13.1 may be destroyed at a date earlier than that authorised by that Article provided that a permanent copy of such document shall have been made which shall not be destroyed before the expiration of the period applicable to the destruction of the original of such document and in respect of which the Directors shall take adequate precautions for guarding against falsification and for facilitating its production.

14.                               UNTRACED SHAREHOLDERS

14.1                        Power to sell shares of untraced shareholders

The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:

(a)                                 during a period of 12 years (provided that in that period at least three dividends, whether interim or final, shall have been declared and paid) no cheque or warrant sent by the Company to the member or person entitled by transmission in the manner authorised by these Articles has been cashed and no communication has been received by the Company from the member or person entitled by transmission;

(b)                                 the Company has at the expiration of that period given notice by advertisement in both a national newspaper and a newspaper circulating in the area in which the last known address of the member or the address at which service of notices may be effected in the manner authorised by these Articles is located of its intention to sell such share; and

(c)                                  the Company has not during the further period of three (3) months after the date of the advertisement (or, if published on different dates, the later of the two advertisements) and prior to the date of sale received any communication from the member or person entitled by transmission.

14.2                        Sale of shares of untraced shareholders

To give effect to the sale of any share pursuant to Article 14.1 the Company may appoint any person to execute as transferor any necessary instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the holder or person entitled by transmission to the share.  The transferee shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.  The net proceeds of sale shall belong to the Company and on receipt the Company shall be indebted to the member or other person entitled to such share for an amount equal to the net proceeds of such sale but no trust shall be created and no interest shall be payable in respect of the proceeds of sale which may either be employed in the business of the Company or invested in such investment (other than shares of the Company or its holding company, if any) as the Directors may from time to time think fit.

15.                               TRANSMISSION OF SHARES

15.1                        Transmission on death

If a member dies, the survivor or survivors where the deceased was a joint holder, or his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only person recognised by the Company as having any title to his interest in the share; but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

15.2                        Election of person entitled by transmission

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, subject to the following and upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, either be registered himself as holder of the share upon giving to the Company notice in writing of such desire or transfer such share to some other person.  All the limitations, restrictions and provisions of these Articles relating to the right of transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were an instrument of transfer executed by such member.

15.3                        Rights of person entitled by transmission

Save as otherwise provided by or in accordance with these Articles a person becoming entitled to a share in consequence of the death or bankruptcy of a member shall (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) be entitled to the same dividends and other advantages as those to which he would be entitled if he were the holder of the share except that he shall not (except with the authority of the Directors) be entitled in respect of such share to attend or vote at meetings of the Company or to any of the rights or privileges of a member until he shall have been registered as a member in respect of the share. The Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within 60 days the Directors may after that withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

16.                               SUSPENSION OF RIGHTS WHERE NON-DISCLOSURE OF INTERESTS

16.1                        Company entitled to serve direction notice

If any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under s793 CA06 and is in default for the prescribed period in supplying to the Company the information thereby required, then at any time after that the Directors may in their absolute discretion by notice to such member or such other person direct:

(a)                                 that in respect of the default shares the member shall not be entitled to vote either personally or by proxy at a general meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to general meetings of the Company or meetings of the holders of any class of shares of the Company; and/or

(b)                                 where the default shares represent at least 0.25 per cent. of the issued shares of any class of shares of the Company (excluding any shares of that class held as treasury shares), that:

(i)                                     any dividend or other money which would otherwise be payable in respect of the default shares shall (in whole or any part thereof) be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member and, in circumstances where an option to elect to receive Ordinary Shares instead of cash in respect of any dividend shall be or has been given to members, any notice of election made under such an option in respect of the default shares shall not be effective; and/or

(ii)                                  no transfer, other than an approved transfer, of any of the shares held by such member shall be registered unless:

(A)                               the member is not himself in default as regards supplying the information required; and

(B)                               the transfer is of part only of the member’s holding and when presented for registration is accompanied by a certificate from the member, in a form satisfactory to the Directors, to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares; and/or

(iii)                               any shares held by such member in uncertificated form shall forthwith be converted into certificated form (and the Directors shall be entitled to direct the operator of any Relevant System applicable to those shares to effect that conversion immediately) and that member shall not after that be entitled to convert all or any shares held by him into uncertificated form (except with the authority of the Directors) unless:

(A)          the member is not himself in default as regards supplying the information required; and

(B)          the shares which the member wishes to convert are part only of his holding and he has issued a certificate, in a form satisfactory to the Directors, to the effect that after due and careful enquiry the member is satisfied that none of the shares he is proposing to convert into uncertificated form are default shares.

16.2                        Copies of direction notice for interested parties

The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.  Neither the Company nor the Directors shall in any event be liable to any person as a result of the Directors having imposed any restrictions pursuant to Article 16.1 if the Directors have acted in good faith.

16.3                        Duration of direction notice

Any direction notice shall have effect in accordance with its terms until seven days (or such shorter period as the Directors may resolve) after the earlier of the date on which:

(a)           the Company is satisfied that the default in respect of which the direction notice was issued has been rectified; and

(b)           notification shall be received by the Company that the default shares shall have been transferred to a third party by means of an approved transfer.

16.4        Cancellation of direction notice

The Directors may at any time give notice cancelling a direction notice, in whole or in part or suspending, in whole or in part, the imposition of any restrictions contained in the direction notice for a given period.  If dividends or other moneys payable in respect of any default shares shall be withheld as a result of any restrictions imposed by a direction notice such dividends or other money shall accrue and shall be payable (without interest) upon the relevant restrictions ceasing to apply.

16.5        Interpretation for the purposes of Article 16

For the purposes of this Article 16:

(a)           “default shares” means shares in relation to which a default has occurred entitling the Company to issue a direction notice and any further shares which are issued in respect of those shares;

(b)           a “direction notice” means a notice issued by the Company pursuant to Article 16.1;

(c)           a person shall be treated as appearing to be interested in any shares if the member holding such shares or any other person has given to the Company information under s793 CA06 which either:

(i)            names such person as being so interested; or

(ii)           fails to establish the identities of those interested in the shares and (after taking into account the said information and any other information given under s793 CA06) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(d)           “interested” shall be construed as it is for the purpose of s793 CA06;

(e)           the prescribed period is fourteen days from the date of service of the notice under s793 CA06;

(f)            a transfer of shares is an approved transfer if and only if:

(i)            it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer for the company; or

(ii)           the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with other persons appearing to be interested in such shares; or

(iii)          the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded; and

(g)           reference to a person being in default in supplying to the Company the information required by a notice under the said s793 CA06 includes:

(i)            reference to his having failed or refused to give all or any part of it; and

(ii)           reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular.

16.6                        Other powers of the Company unaffected

Nothing in this Article shall limit the powers of the Company under s794 CA06 or any other powers whatsoever.

17.                               GENERAL MEETINGS

17.1        Annual general meetings

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year.  The annual general meeting shall be held at such time and place as the Directors may appoint.

17.2        Calling of general meetings

The Directors may call a general meeting.  The Directors must call a general meeting if the members and the CA06 require them to do so.

18.          NOTICE OF GENERAL MEETINGS

18.1        Length of notice

(a)           An annual general meeting must be called by at least 21 clear days’ notice.  All other general meetings must be called by at least 14 clear days’ notice.  In each case, this is subject to any longer notice period required by the Statutes.

(b)           Notice of general meetings must be sent or supplied in accordance with Article 40 (Notices).

18.2        Contents of notice

Every notice of meeting of the Company shall:

(a)           specify the time, date and place of the meeting;

(b)           state the general nature of the business to be dealt with at the meeting;

(c)           with reasonable prominence state that a member may appoint:

(i)            a proxy to exercise all or any of the member’s rights to attend, speak and vote at the meeting; and

(ii)           more than one proxy in relation to the meeting if each proxy is appointed to exercise the rights attached to a different share or shares held by the member;

(d)           in the case of an annual general meeting, specify the meeting as such; and

(e)           if the meeting is called to consider a special resolution, include the text of the resolution and the intention to propose the resolution as a special resolution.

18.3        Meaning of ordinary business

Ordinary business includes business transacted at an annual general meeting of the following classes:

(a)           declaring dividends;

(b)           considering and/or adopting the accounts, the reports of the Directors and Auditors and other documents required to be attached or annexed to the accounts;

(c)           appointing Auditors;

(d)           appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement or under Article 24.4 (Retirement by rotation) or otherwise;

(e)           settling the remuneration of the Auditors or determining the manner in which the remuneration is to be settled; and

(f)            considering and/or approving any report on the remuneration of Directors.

18.4                        Omission or non-receipt of notice of general meeting or resolution

If the Company gives notice of a general meeting or a resolution intended to be moved at a general meeting, an accidental failure to give notice to one or more persons is to be disregarded for the purpose of determining whether notice of the meeting or resolution is properly given but this is subject to the exceptions prescribed by the CA06.  The non-receipt of a notice of a general meeting or a resolution intended to be moved at a general meeting is to be disregarded for the purpose of determining whether notice of the meeting or resolution is properly given.

19.                               PROCEEDINGS AT GENERAL MEETINGS

19.1                        Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business but the absence of a quorum shall not preclude the appointment of a Chairman which shall not be treated as part of the business of the meeting.  Two qualifying persons present at a meeting are a quorum unless each is a qualifying person only because:

(a)                                 he is authorised to act as the representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(b)                                 he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

For the purposes of this Article 19, a “qualifying person” is an individual who is a member, a person authorised to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting.

19.2                        Procedure if quorum is not present

If within 15 minutes from the time appointed for the meeting (or such longer interval not exceeding one hour as the Chairman of the meeting may decide) a quorum is not present or if during a meeting a quorum ceases to be present, the meeting is dissolved if the members or any of them required the meeting to be called or the members or any of them called the meeting.  In any other case:

(a)                                 it stands adjourned to such time, date and place as may be fixed by the Chairman of the meeting and, when fixing the date of the adjourned meeting, it has to be at least 10 days after the date of the original meeting (excluding the day of the original meeting and the day of the adjourned meeting); and

(b)                                 if at that adjourned meeting a quorum is not present within 30 minutes from the time appointed for holding the meeting, a qualifying person is a quorum.

19.3                        Security at meetings

The Directors may direct that persons wishing to attend general meetings should submit to such searches, security arrangements and restrictions as the Directors shall consider appropriate in the circumstances.  The Directors shall be entitled in their absolute discretion, or may authorise some one or more persons who shall include a Director or the Secretary or the Chairman of the meeting:

(a)           to refuse entry to that general meeting to any person who fails to submit to those searches or otherwise to comply with those security arrangements or restrictions; and

(b)           to eject from that general meeting any person who causes the proceedings to become disorderly.

19.4        Conduct of meetings

The Chairman shall take such action or give directions as he thinks fit to promote the orderly conduct of the meeting as laid down in the notice of the meeting and the Chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

19.5        Chairman of general meetings

The Chairman (if any) of the Directors, or, failing whom, the deputy Chairman (if any) must preside as Chairman at every general meeting of the Company.  If at any meeting neither shall be present within 15 minutes after the time fixed for holding the meeting and willing to act as Chairman, the Directors present must choose one of their number to be Chairman of the meeting.  If no Director is present, or if all the Directors present decline to take the chair, the members present personally or by proxy and entitled to vote shall elect one of themselves to be Chairman of the meeting by a resolution passed at the meeting.

19.6        Adjournments

(a)           The Chairman of a meeting at which a quorum is present may with the consent of that meeting (and must if so directed by the meeting) adjourn the meeting from time to time and from place to place or without specification of a time or place.  In addition, the Chairman may at any time without the consent of the meeting adjourn any meeting from time to time and from place to place if it appears to the Chairman that:

(i)            the number of persons wishing to attend cannot be conveniently accommodated in the place(s) for the meeting; or

(ii)           the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(iii)          an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

(b)           No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

(c)                                  Where a meeting is adjourned without specification of a time or place the time and place for the adjourned meeting shall be fixed by the Directors.

19.7                        Notice of adjournment

When a meeting is adjourned for 30 days or more or for an indefinite period, not less than seven clear days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting; but it shall not otherwise be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

19.8                        Amendments to resolutions

(a)                                 If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

(b)                                 In the case of a resolution duly proposed as a special resolution no amendment to that resolution (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment to that resolution (other than a mere clerical amendment to correct a patent error) may be considered or voted upon unless, at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such resolution is to be proposed, notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office.

19.9                        Procedure when meetings held at more than one place

(a)                                 The provisions of this Article shall apply if any general meeting is held at or adjourned to more than one place.

(b)                                 The notice of such a meeting or adjourned meeting shall specify the place at which the Chairman of the meeting shall preside (for the purposes of this Article 19.9, the “Specified Place”) and the Directors shall make arrangements for simultaneous attendance and participation at the Specified Place and at other places by members, provided that persons attending at any particular place shall be able to see and hear and be seen and heard by means of audio visual links by persons attending the Specified Place and at the other places at which the meeting is held.

(c)                                  The Directors may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some geographical or regional means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a member who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places; and the entitlement of any member so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may from time to time be in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

(d)                                 For the purposes of all other provisions of these Articles, any such meeting shall be treated as being held at the Specified Place.

(e)                                  If a meeting is adjourned to more than one place, not less than seven days’ notice of the adjourned meeting shall be given despite any other provision of these Articles.

19.10                 Entitlement to attend and speak

Without prejudice to Article 24.9 (No share qualification for Directors) and subject to the Statutes, the Chairman may invite any person to attend and speak at general meetings of the Company whom the Chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.  In addition, the Chairman may invite any person who has been nominated by a member of the Company (provided that the Chairman is satisfied that at such time as the Chairman may determine, the member holds any shares in the Company as such person’s nominee) to attend and, if the Chairman considers it appropriate, to speak at general meetings of the Company.

20.                               VOTING

20.1                        Method of voting

At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands, unless (before, or on the declaration of the result of, the show of hands) a poll is demanded.  Subject to the provisions of the CA06, a poll may be demanded:

(a)                                 by the Chairman of the meeting; or

(b)                                 in writing by at least five members present in person or by proxy (or being a duly authorised representative of a corporation which is a member) and entitled to vote on the resolution; or

(c)                                  in writing by a member or members present in person or by proxy (or being a duly authorised representative of a corporation which is a member) and representing not less than ten per cent. of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

(d)                                 in writing by a member or members present in person or by proxy (or being a duly authorised representative of a corporation which is a member) holding shares in the Company conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid-up equal to not less than ten per cent. of the total sum paid up on all the shares conferring that right (excluding any shares conferring a right to vote on the resolution which are held as treasury shares).

20.2                        Chairman’s declaration is final

Unless a poll is demanded, a declaration by the Chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority or lost, or not carried by a particular majority and an entry to that effect in the minute book shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded for or against such resolution.

20.3                        Procedure if poll demanded

If a poll is demanded, it shall be taken in such manner (including the use of ballot or voting papers or cards) as the Chairman of the meeting may direct.  The Chairman may appoint scrutineers (who need not be members) and may adjourn the meeting to some time, date and place fixed by him for the purpose of declaring the result of the poll.

20.4                        Timing of a poll

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either immediately or at some time later during or at the end of the meeting or at such subsequent time, date (not being more than thirty days from the date of the meeting) and place as the Chairman of the meeting may direct.  No notice need be given of a poll not taken immediately.

20.5                        Continuance of other business after demand for a poll

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

20.6                        Withdrawal of demand for a poll

The demand for a poll may at any time before the conclusion of the meeting be withdrawn but only with the consent of the Chairman, and if it is so withdrawn:

(a)                                 before the result of a show of hands is declared, the meeting continues as if the demand had not been made; or

(b)                                 after the result of a show of hands is declared, the demand must not be taken to have invalidated that result,

but if a demand is withdrawn, the Chairman of the meeting or other member or members so entitled may himself or themselves demand a poll.

20.7                        No casting vote of Chairman

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded is not entitled to a second or casting vote in addition to the votes which he may have.

21.                               VOTES OF MEMBERS

21.1                        Votes of members

Subject to any other provision of these Articles and without prejudice to any special rights, privileges or restrictions as to voting attached to any shares for the time being forming part of the capital of the Company:

(a)                                 on a show of hands:

(i)            each member present in person has one vote;

(ii)           except as provided in Article 21.1(a)(iii) or (iv), each proxy present in person who has been duly appointed by one or more members entitled to vote on a resolution has one vote;

(iii)          each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution and the proxy has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it; and

(iv)          each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution and either:

(A)          the proxy has been instructed by one or more of those members to vote for the resolution and has been given any discretion by one or more other of those members to vote and the proxy exercises that discretion to vote against it; or

(B)          the proxy has been instructed by one or more of those members to vote against the resolution and has been given any discretion by one or more other of those members to vote and the proxy exercises that discretion to vote for it; and

(v)           each duly authorised representative present in person of a member that is a corporation has one vote; and

(b)           on a poll each member present in person or by proxy or (being a corporation) by a duly authorised representative has one vote for each share held by the member.

For the avoidance of doubt, the Company itself is prohibited (to the extent specified by the Statutes) from exercising any rights to attend or vote at meetings in respect of any shares held by it as treasury shares.

21.2                        Votes show of hands or on a poll

On a show of hands or on a poll, votes may be given either personally or by proxy or (in the case of a corporate member) by a duly authorised representative and on a poll a person entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

21.3                        Votes of joint holders

In the case of joint holders of a share only the vote of the senior holder who votes, whether in person or by proxy, may be counted by the Company and for this purpose the senior holder is determined by the order in which the names of the joint holders appear in the Register in respect of the share.

21.4                        Voting on behalf of incapable member

A member in respect of whom an order has been made by any Court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by any person authorised in that behalf by that Court, and any such person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at or delivered to the Office (or such other place or address as is specified in accordance with these Articles for the deposit or delivery of appointments of proxy) not later than the last time at which an appointment of proxy should have been deposited or delivered in order to be valid for use at that meeting or on the holding of that poll.

21.5                        No right to vote where sums overdue on shares

No member (whether in person or by proxy or in the case of a corporate member, by a duly authorised representative) shall (unless the Directors otherwise determine) be entitled to vote or to exercise any other right of membership at any general meeting or at any separate meeting of the holders of any class of shares in the Company in respect of any share held by him unless all calls or other sums presently payable by him in respect of that share in the Company have been paid.

21.6                        Objections to votes

No objection shall be raised to the admissibility of any vote or to the counting of or failure to count any vote unless it is raised at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

21.7                        A proxy’s obligations to vote

The Company is entitled to assume without enquiry that a proxy has complied with any obligation to vote in accordance with instructions given by the member by whom the proxy is appointed.  The validity of anything done at a meeting is not affected by any failure by a proxy to comply with such an obligation.

22.                               PROXIES

22.1                        Appointment of proxy

A member may appoint:

(a)                                 another person as his proxy to exercise all or any of his rights to attend, speak and vote at a meeting; and

(b)                                 more than one proxy in relation to a meeting if each proxy is appointed to exercise the rights attached to a different share or shares held by the member.

22.2                        Member’s rights when proxy appointed

Deposit or delivery of an appointment of proxy shall not preclude a member from attending and voting at the meeting or any adjournment of it.

22.3                        Form and execution of proxy

The appointment of a proxy shall:

(a)                                 be in any usual or common form or in any other form which the Directors may accept;

(b)                                 be signed by the appointor or his attorney or, in the case of a corporation, shall either be given under its common seal (or such form of execution as has the same effect) or signed on its behalf by an attorney or a duly authorised officer of the corporation;

(c)                                  be deemed to include the power to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit;

(d)                                 unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates; and

(e)                                  be notified to the company in writing.

22.4                        Signature of proxy

The signature of an appointment of proxy need not be witnessed.  Where an appointment of proxy is signed on behalf of a corporation by an officer or on behalf of any appointor by an attorney, the Directors may, but shall not be bound to, require reasonable evidence of the authority of any such officer or attorney.

22.5                        Appointed Proxies

A proxy may also be appointed in accordance with Articles 45.2 (Appointment of Approved Proxies), 45.3 (Rights of Appointed Proxies) and 45.6 (Determination of entitlement of Appointed Proxies).

22.6                        Issue of proxy

The Directors must send or supply proxy forms to all persons entitled to notice of, and to attend and vote at, any general meeting or at any separate meeting of the holders of any class of shares in the Company.

22.7                        Content of proxy

Such proxy forms shall provide for at least three-way voting on all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting and may either be in blank or may nominate in the alternative any one or more of the Directors or any other person.

22.8                        Accidental omission to send proxy

The accidental omission to send an appointment of proxy or the non-receipt of such appointment by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

22.9                        Delivery of proxy

The appointment of a proxy pursuant to Article 22.3 or Article 45.3(b) (Rights of Appointed Proxies) and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Directors may:

(a)                                 in the case of an appointment sent by post or by hand, be received at the Office (or at such other place in the United Kingdom as is specified in the notice convening the meeting or in any appointment of proxy sent out by the Company in relation to the meeting) not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(b)                                 in the case of an appointment sent by electronic means, be received at any address specified or deemed to be specified by the Company for the purpose of receiving a proxy by electronic means not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(c)                                  in the case of a poll taken more than 48 hours after it was demanded, be received in either manner already described after the poll has been demanded and not less than 24 hours before the time appointed for taking the poll; or

(d)                                 where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting to the Chairman or to the Secretary or to any Director,

and an appointment of proxy which is not received in a manner and within the time limits so permitted shall be invalid.  In calculating the periods mentioned in this Article, no account is to be taken of any part of a day that is not a working day, unless the Directors decide otherwise in relation to a specific general meeting.

22.10                 Use of Uncertificated Proxy Instruction

Without limiting any other provision of these Articles, in relation to an uncertificated share the Directors may from time to time:

(a)                                 permit appointments of a proxy to be made by means of an Uncertificated Proxy Instruction;

(b)                                 where a proxy has been appointed by means of an Uncertificated Proxy Instruction, permit the revocation of the appointment by means of an Uncertificated Proxy Instruction;

(c)                                  prescribe the method for determining the time at which any such Uncertificated Proxy Instruction is to be treated as received by the Company (or a participant in the Relevant System concerned on its behalf); and

(d)                                 treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

22.11                 Meaning of “Uncertificated Proxy Instruction”

For the purposes of Article 22.10, “Uncertificated Proxy Instruction” means a communication in the form of:

(a)                                 an instruction which is properly authenticated as determined by the Regulations;

(b)                                 any other instruction or notification; or

(c)                                  any supplemented or amended instruction or notification,

in each case sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company (and in such form and on such terms and conditions) as the Directors may determine subject to the facilities and requirements of that system.

22.12                 Maximum validity of proxy

No appointment of proxy shall be valid after the expiration of 12 months from the date stated in it as its date of execution except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting where the meeting was originally held within 12 months from such date.

22.13                 Termination of proxy’s authority

(a)                                 The termination of the authority of a person to act as proxy must be notified to the Company in writing.

(b)                                 The termination of the authority of a person to act as proxy does not affect:

(i)                                     whether that person counts in deciding whether there is a quorum at a meeting, the validity of anything that person does as Chairman of a meeting or the validity of a poll demanded by that person at a meeting unless the Company receives notice of termination before the commencement of the meeting;

(ii)                                  the validity of a vote given by that person unless the Company receives notice of termination before the commencement of the meeting or adjourned meeting at which the vote is given or, in the case of a poll taken more than 48 hours after it is demanded, before the time appointed for taking the poll.

(c)                                  The notice of the termination must be received at an address that is specified in Article 22.9(a) or, if the appointment of the proxy was sent by electronic means, at an address that is specified or deemed to be specified in Article 22.9(b).

23.                               CORPORATION ACTING BY REPRESENTATIVES

A corporation which is a member of the Company may by resolution of its directors or other governing body authorise a person or persons to act as its representative or representatives at any meeting of the Company or at any separate general meeting of the holders of any class of shares.  Such a corporation is for the purposes of these Articles deemed to be present in person at any meeting if a person or persons so authorised is or are present at it.

24.                               NUMBER, APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

24.1                        Number of Directors

(a)                                 Unless and until the Company in general meeting otherwise determines, the number of Directors shall not be subject to any maximum but shall not be less than two.

(b)                                 The continuing Directors may act despite any vacancies in their number, but, if the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Director or Directors may act for the purpose of filling up vacancies in his or their number or of calling a general meeting of the Company, but not for any other purpose.

24.2                        Power of the Directors to appoint additional Directors

The Directors may appoint any person who is permitted by the Statutes and willing to act to be a Director, either to fill a casual vacancy or as an additional Director but so that the total number of Directors does not exceed any maximum number fixed by or in accordance with these Articles.  Any Director so appointed shall retire from office at the annual general meeting next following such appointment.  Any Director so retiring is eligible for election by the Company.

24.3                        Power of the Company to appoint additional Directors

Subject to the provisions of these Articles, the Company may by ordinary resolution elect any person who is willing to act to be a Director either to fill a casual vacancy or as an addition to the existing Directors but so that the total number of Directors does not exceed any maximum number fixed by or in accordance with these Articles.

24.4                        Retirement by rotation

(a)                                 At each annual general meeting a minimum number equal to one third of the number of Relevant Directors (or, if their number is not a multiple of three, the number nearest to but not greater than one third) shall retire from office. Directors retiring under paragraph (c) shall be counted as part of this minimum number. For the purposes of this Article 24.4, “Relevant Directors” means all the Directors for the time being excluding any Directors who are due to retire at that annual general meeting under Article 24.2.

(b)                                 The Directors to retire by rotation pursuant to paragraph (a) shall include (so far as necessary to obtain the minimum number required) the Directors to retire under paragraph (c) and then any Relevant Director who wishes to retire and not to offer himself for re-election. Any further Directors to retire shall be those of the other Relevant Directors who have been longest in office since their last re-election or appointment and so that, as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

(c)                                  In any event, each Director shall retire and (unless his terms of appointment with the Company specify otherwise) is eligible for election or re-election at the annual general meeting held in the third calendar year (or such earlier calendar year as may be specified for this purpose in his terms of appointment with the Company) following his last appointment, election or re-election at any general meeting of the Company.

24.5                        Filling vacancies

(a)                                 At the meeting at which a Director retires under any provision of these Articles, the Company may by ordinary resolution (subject to Article 24.7) fill the vacated office by electing or re-electing a person to it, and in default the retiring Director is deemed to have been elected or re-elected except in the following cases:

(i)                                     the Director has given notice to the Company that he is unwilling to be elected or re-elected; or

(ii)                                  at the meeting it is expressly resolved not to fill the vacated office or a resolution for the election or re-election of the Director has been put to the meeting and not passed;

(b)                                 In the event of the vacancy not being filled at the meeting, it may be filled by the Directors as a casual vacancy in accordance with Article 24.2.

(c)                                  The retirement of a Director pursuant to Article 24.4 does not have effect until the conclusion of the relevant meeting except where a resolution is passed to elect another person in the place of the retiring Director or a resolution for his election re-election is put to the meeting and not passed and accordingly a retiring Director who is elected or re-elected or deemed to have been elected or re-elected will continue in office without break.

24.6                        No single resolution to appoint two or more Directors

Except as otherwise authorised by s160 CA06, the appointment of each person proposed as a Director shall be effected by a separate resolution.

24.7                        Persons eligible as Directors

No person, other than a Director retiring at the meeting, is eligible for election as a Director at any general meeting unless:

(a)                                 he is recommended by the Directors; or

(b)                                 not less than seven nor more than 42 days before the date appointed for the meeting there has been left at the Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected and stating all such details of him as would, on his election, be required to be included in the Company’s register of directors and register of directors’ residential addresses.

24.8                        Power of removal by special resolution

In addition to any power of removal conferred by the Statutes the Company may by special resolution remove any Director before the expiration of his term of office despite anything in these Articles or in any agreement between the Company and such Director.  Such removal shall be without prejudice to any claim which such Director may have for damages for breach of any contract of service between him and the Company.

24.9                        No share qualification for Directors

A Director need not hold any share qualification but is entitled to receive notice of and to attend and speak at any general meeting of the Company or at any separate meeting of the holders of any class of shares of the Company.

24.10                 Vacation of office by Directors

The office of a Director shall be vacated in any of the following events, namely:

(a)                                 he resigns by notice in writing to the Company;

(b)                                 he offers in writing to resign and the Directors resolve to accept such offer;

(c)                                  a bankruptcy order or an interim order is made against him or he makes any arrangement or composition with his creditors generally;

(d)                                 he is, or may be, suffering from mental disorder and either:

(i)                                     he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Care and Treatment) (Scotland) Act 2003; or

(ii)                                  an order is made by a Court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

(e)                                  he and his alternate (if any) is absent from meetings of the Directors for six successive months without the permission of the Directors and the Directors resolve that his office is vacated;

(f)                                   in the case of a Director who holds any employment or executive office within the Company or any Subsidiary his employment with the Company and/or Subsidiary shall be determined and the Directors shall resolve that he has by reason of such determination vacated office;

(g)                                  he becomes prohibited by law or (if applicable) the NASDAQ Rules from acting as a Director;

(h)                                 he is removed from office by notice in writing served upon him signed by all his co-Directors but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

24.11                 Appointment of executive Directors

(a)                                 The Directors may from time to time:

(i)                                     appoint one or more of their number to hold any employment or executive office with the Company (including, where considered appropriate, but without limitation the office of Chairman, Deputy Chairman, Managing Director, Joint Managing Director, Chief Executive or Deputy Chief Executive) on such terms and for such periods (subject to the provisions of the Statutes) as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment; and

(ii)                                  permit any person appointed to be a Director to continue in any executive office or employment held by him before he was so appointed.

(b)                                 Any executive office or employment held by a Director shall automatically determine if the appointee ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such determination.

The appointment of any Director to any other executive office or position of employment with the Company shall not automatically determine if he ceases for any cause to be a Director unless his contract of appointment to such office or employment expressly states otherwise (in which event such determination shall be without prejudice to any rights or claims which he may have against the Company by reason of such determination).

25.                               DIRECTORS’ REMUNERATION

25.1                        Directors’ fees

Each of the Directors may be paid out of the funds of the Company such sum by way of Directors’ fees (in addition to any amounts payable under Articles 25.2 or 25.3 or any other provision of these Articles) as the Directors may from time to time determine provided that the aggregate of all such fees so paid to such Directors shall not in any year exceed the sum of £100,000 exclusive of value added tax (if applicable) or such higher amount as may from time to time be decided by ordinary resolution of the Company and provided further that the maximum aggregate level of non-executive Directors’ fees shall in any event be increased on each anniversary of the date of adoption of these Articles by the same percentage by which the Index of Retail Prices for all items last published by the Office for National Statistics of Her Majesty’s Government (or any successor index or publishing body) before such anniversary shall have increased over the Index last published before the date falling one year before such anniversary.  Those fees shall be divided among the Directors in such manner as the Directors shall direct and shall be deemed to accrue from day to day.

25.2                        Additional remuneration for Directors

Any Director who is appointed to hold any employment or executive office with the Company or who, by request of the Company, goes or resides abroad for any purposes of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of his ordinary duties as a Director may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors (or any duly authorised committee of the Directors) may determine and either in addition to or in lieu of any remuneration provided for by or pursuant to any other Article.

25.3                        Expenses

Each Director may be paid his reasonable travelling expenses (including hotel and incidental expenses) of attending and returning from meetings of the Directors or committees of the Directors or general meetings or any separate meeting of the holders of any class of shares in the Company or any other meeting which as a Director he is entitled to attend and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director.

25.4                        Pensions and gratuities for Directors

The Directors may exercise all the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any Director or former Director who is or was at any time employed by, or held an executive or other office or place of profit in, the Company or any body corporate which is or has been a Subsidiary of the Company or a predecessor of the business of the Company or of any such Subsidiary and for the families and dependants of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

26.                               PRESIDENT

(a)                                 The Directors may by resolution from time to time appoint any person (whether a Director or not) to be President of the Company either for life or for a fixed or unspecified period and upon such terms as to remuneration, reimbursement of expenses and other matters as the Directors may determine.  The Directors may also vary or terminate such appointment at any time but without prejudice to any claims by such President for breach of the terms of his appointment.

(b)                                 The functions of the President shall be such as may be determined by the Directors, but he shall not by virtue of his appointment as such be a Director or officer of the Company nor have any executive powers or duties in the management of the Company.

(c)                                  The President shall have the same rights to receive notice of and to attend and speak at meetings of the Directors and general meetings as respectively belong to Directors and members of the Company, but his appointment as such shall not entitle him to voting or other rights belonging to Directors or members.

(d)                                 The President’s appointment shall lapse on the happening of the events specified in Article 24.10 (a), (b), (c), (d) or (h) (Vacation of office by Directors).

27.                               POWERS AND DUTIES OF DIRECTORS

27.1                        General powers of a Company vested in Directors

Subject to the provisions of the Statutes, these Articles and to any directions given by the Company in general meeting, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company.  No such direction and no alteration of these Articles shall invalidate any prior act of the Directors which would have been valid if that direction or alteration had not been given or made.

27.2                        Power to establish local boards

The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards and may determine their remuneration. The Directors may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate, and may authorise the members of any local board, or any of them, to fill any vacancies therein and to act despite vacancies.  Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and either collaterally with or to the exclusion of its own powers, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected by it.  Subject to this, the proceedings of any local board shall be governed by such of these Articles as regulate the proceedings of the Directors so far as they are capable of applying.

27.3                        Delegation to committees

(a)                                 The Directors may delegate any of their powers or discretions (including, without limitation, the power to determine Directors’ fees or additional remuneration and to vary the terms and conditions of employment of or confer any other benefit on any of the Directors) to committees. No such committee shall, unless the Directors otherwise resolve, have power to sub-delegate to sub-committees any of the powers or discretion delegated to it.  Any such committee or sub-committee shall consist of two or more Directors and (if thought fit) one or more other persons provided that a majority of the members of the committee shall be Directors and no resolutions of the committee shall be effective unless a majority of those present when it is passed are Directors.

(b)                                 Any committee or sub-committee so formed shall in the exercise of the powers so delegated and in the conduct of its meetings and proceedings conform to any regulations which may from time to time be imposed on it by the Directors.

(c)                                  Subject to this, the meetings and proceedings of any such committee or sub-committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors.

27.4                        Powers of attorney

The Directors may from time to time, and at any time by power of attorney or otherwise, appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such agent as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

27.5                        Delegation of powers to individual Directors

The Directors may entrust to and confer upon any Director any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke withdraw alter or vary all or any of such powers but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

27.6                        Provision for employees

The Directors may exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its Subsidiaries in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that Subsidiary.

27.7                        Designation of “Director” not to imply Directorship

The Directors may from time to time appoint any person to a position in the Company having a designation or title including the word “Director” or attach to any existing position with the Company such a designation or title.  The inclusion of the word “Director” in the designation or title of any person (other than the office of Managing or Joint Managing Director) shall not imply that such person is a director of the Company nor shall such person by virtue of such designation or title be empowered in any respect to act as a director of the Company or be deemed to be a Director for any purpose (including any of the purposes of these Articles).

28.                               ALTERNATE DIRECTORS

28.1                        Appointment

Each Director (other than an alternate Director) at any time by notice in writing may appoint to the office of an alternate Director either another Director or any other person willing to act approved for that purpose by a resolution of the Directors, and may at any time terminate such appointment by notice in writing.  The appointment of a person who is not a Director shall, unless previously approved by the Directors, have effect only upon and subject to being so approved.  Any such alternate is referred to in these Articles as an alternate Director.  Any notice from a Director to Company pursuant to this Article 28.1 may be sent by facsimile or, at the Company’s option, by any other electronic means to an address provided for that purpose by the Company or by post or by hand to the office or to a meeting of the Directors.

28.2                        Determination of appointment

The appointment of an alternate Director shall automatically determine in any of the following events:

(a)                                 if the Director appointing him shall terminate the appointment;

(b)                                 on the happening of any event which, if he were a Director, would cause him to vacate such office;

(c)                                  if by a written statement signed by him sent or supplied to the Company at the Office or to an address specified for the purpose by the Company he shall resign such appointment; or

(d)                                 if his appointor shall cease for any reason to be a Director but, if a Director retires but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

28.3                        Rights and powers of alternate Directors

An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled to receive notices of meetings of the Directors and of any committee or sub-committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his appointor is not personally present, and at such meeting generally to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director.  If the alternate Director is a Director or if he shall attend a meeting as an alternate for more than one Director his voting rights shall be cumulative but he shall not be counted more than once in a quorum.  If his appointor is absent from the United Kingdom or otherwise not available, the alternate Director’s signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor.  Apart from this, an alternate Director shall not have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles but he shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him.

28.4                        Contracts and remuneration

An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

29.                               MEETINGS AND PROCEEDINGS OF DIRECTORS

29.1                        Directors’ proceedings

Subject to the provisions of these Articles, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.  Questions arising at any meeting shall be determined by a majority of votes.  In case of an equality of votes the Chairman of the meeting shall have a second or casting vote.  A Director may, and the Secretary on the requisition of a Director shall, call a meeting of the Directors.

29.2                        Notice of Directors’ meetings

A Director absent or intending to be absent from the United Kingdom may request the Directors that notices of meetings of Directors shall during his absence be sent to him at his last known address or any other address (including an address for communications by electronic means) given by him to the Company for this purpose.  It shall not be necessary to give notice of a meeting of Directors to any Director who is for the time being absent from the United Kingdom if no such request is made or if the address given to the Company for the purpose of this Article is outside the United Kingdom and he has not provided an address for the purpose of communications by electronic means or otherwise.  Where such address is outside the United Kingdom notice may be sent by electronic means but the Company shall not be obliged to give the Director a longer period of notice than he would have been entitled to had he been present in the United Kingdom.  Any Director may waive notice of any meeting and such waiver may be retrospective.

29.3                        Directors’ meetings by telephone

All or any of the Directors, or the members of any committee or sub-committee of the Directors, may participate in a meeting of the Directors or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and to be counted in a quorum accordingly.  Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting is present.

29.4                        Quorum

The quorum necessary for the transaction of the business of the Directors may be fixed from time to time by the Directors, and unless so fixed at any other number shall be two.

29.5                        Appointment and removal of Chairman

The Directors may elect from their number a Chairman and a Deputy Chairman to be Chairman of their meetings on such terms and for such periods (subject to the Statutes and any retirement from office under Article 24.4 (Retirement by rotation)) as they may determine.  The Directors may also remove the Chairman or Deputy Chairman or such other Director, without prejudice to any rights or claims which he may have against the Company by reason of such removal, from such office or otherwise stipulate the period for which they respectively are to hold the same.  If no such Chairman or Deputy Chairman is appointed, or if at any meeting neither is present within five minutes after the time appointed for holding that meeting, the Directors present may choose one of their number to be Chairman of the meeting.

29.6                        Resolution in writing

(a)                                 A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors or a duly appointed committee for the time being (not being in either case less than the number required to form a quorum) shall be as valid and effective as a resolution duly passed at a meeting of the Directors duly convened and held.

(b)                                 The resolution may consist of several documents in like terms each signed by one or more of the Directors.  A resolution signed by an alternate Director need not also be signed by the Director who appointed him.

29.7                        Validity of acts of Directors or committee

All acts done by any meeting of the Directors, or of a committee or sub-committee of the Directors, or by any person acting as a Director or as an alternate Director or as a member of any such committee or sub-committee, shall (as regards all persons dealing in good faith with the Company and even if it is discovered afterwards that there was some defect in the appointment or continuance in office of any of those persons, or that any of them were disqualified, or had vacated office or were not entitled to vote) be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or, as the case may be, an alternate Director or member of the committee and had been entitled to vote.

30.                               DIRECTORS’ INTERESTS

30.1                        Board power to authorise conflicts of interest

(a)                                 The Board may, in accordance with these Articles, authorise a matter proposed to it which would, if not authorised, involve a breach by a Director of his duty under s175 CA06 to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the Company’s interests.

(b)                                 A matter referred to in Article 30.1(a) is proposed to the Board by its being submitted:

(i)                                     in writing for consideration at a meeting of the Board or for the authorisation of the Board by resolution in writing; and

(ii)                                  in accordance with the Board’s normal procedures or in such other manner as the Board may approve.

(c)                                  A reference in these Articles to a conflict of interest includes a conflict of interest and duty and a conflict of duties.

(d)                                 An authorisation referred to in Article 30.1(a) is effective only if it is given in accordance with the requirements of CA06.

(e)                                  In the case of an authorisation given by resolution in writing:

(i)                                     the resolution must be signed by all the Directors; and

(ii)                                  the number of Directors that sign the resolution (disregarding the Director in question and any other Director who has a direct or indirect interest in the matter being authorised) is not less than the number required to form a quorum.

(f)                                   The Board may:

(i)                                     authorise a matter pursuant to Article 30.1(a) on such terms and for such duration, or impose such limits or conditions on it, as it may decide; and

(ii)                                  vary the terms or duration of such an authorisation (including any limits or conditions imposed on it) or revoke it.

(g)                                  Any terms, limits or conditions imposed by the Board in respect of its authorisation of a Director’s conflict of interest or possible conflict of interest (whether given pursuant to Article 30.1(a) or otherwise) may provide (without limitation) that:

(i)                                     if the relevant Director has (other than through his position as Director) information in relation to the relevant matter in respect of which he owes a duty of confidentiality to another person, he is not obliged to disclose that information to the Company or to use or apply it in performing his duties as a Director;

(ii)                                  the Director is to be excluded from discussions in relation to the relevant matter whether at a meeting of the Board or any committee or sub-committee of the Board or otherwise;

(iii)                               the Director is not to be given any documents or other information in relation to the relevant matter; and

(iv)                              the Director may or may not vote (or may or may not be counted in the quorum) at a meeting of the Board or any committee or sub-committee of the Board in relation to any resolution relating to the relevant matter.

(h)                                 A Director does not infringe any duty he owes to the Company by virtue of ss171 to 177 CA06 if he acts in accordance with such terms, limits and conditions (if any) as the Board imposes in respect of its authorisation of the Director’s conflict of interest or possible conflict of interest (whether given pursuant to Article 30.1(a) or otherwise).

30.2                        Directors permitted to retain benefits

(a)                                 A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration or other benefit which he derives from or in connection with a relationship involving a conflict of interest or possible conflict of interest which has been authorised by the Board (whether pursuant to Article 30.1(a) or otherwise) or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation).

(b)                                 If he has disclosed to the Board the nature and extent of his interest to the extent required by CA06, a Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration or other benefit which he derives from or in connection with:

(i)                                     being a party to, or otherwise interested in, any transaction or arrangement with:

(A)                               the Company or in which the Company is interested; or

(B)                               a body corporate in which the Company is interested;

(ii)                                  acting (otherwise than as auditor) alone or through his organisation in a professional capacity for the Company (and he or that organisation is entitled to remuneration for professional services as if he were not a Director); or

(iii)                               being a director or other officer of, or employed by, or otherwise interested in the Company’s subsidiaries or any other body corporate in which the Company is interested.

(c)                                  A Director’s receipt of any remuneration or other benefit referred to in Article 30.2(a) or (b) does not constitute an infringement of his duty under s176 CA06.

(d)                                 A transaction or arrangement referred to in Article 30.2(a) or (b) is not liable to be avoided on the ground of any remuneration, benefit or interest referred to in that Article.

30.3                        Prohibition on voting for Directors with interests

(a)                                 Except as provided by the terms of any authorisation of a conflict of interest or proposed conflict of interest given by the directors (whether pursuant to Article 30.1(a) or otherwise) if a meeting (or part of a meeting) of the Board is concerned with an actual or proposed transaction or arrangement with the company in which a director is interested, that director may not vote or be counted in the quorum at that meeting or part of a meeting.

(b)                                 But if Article 30.3(c) applies, a Director who is interested in an actual or proposed transaction or arrangement with the Company may vote and count in the quorum at that meeting or part of a meeting.

(c)                                  This Article 30.3(c) applies when:

(i)                                     the Director’s interest arises solely through an interest in shares, debentures or other securities of or otherwise in or through the Company;

(ii)                                  the Company by ordinary resolution disapplies the provision of these Articles which would otherwise prevent a Director from being counted as participating in, or voting at, a meeting of the Board;

(iii)                               the Director’s interest cannot reasonably be regarded as likely to give rise to a material conflict of interest; or

(iv)                              the Director’s conflict of interest arises from a permitted cause as set out in Article 30.3(d).

(d)                                 For the purposes of Article 30.3(c), the following are permitted causes:

(i)                                     a guarantee, security or indemnity given, or to be given, by or to a Director in respect of an obligation incurred by or on behalf of the Company or any of its Subsidiaries;

(ii)                                  subscription, or an agreement to subscribe, for shares or other securities of the Company or any of its Subsidiaries, or to underwrite, sub-underwrite, or guarantee an offer of any such shares or securities by the Company or any of its Subsidiaries for subscription, purchase or exchange;

(iii)                               arrangements pursuant to which benefits are made available to employees and directors or former employees and directors of the Company or any of its subsidiaries which do not provide special benefits for directors or former directors;

(iv)                              the purchase or maintenance of insurance which the Company is empowered to purchase or maintain for any person who is a Director or other officer of the Company under which he may benefit;

(v)                                 the giving to a Director of an indemnity against liabilities incurred or to be incurred by that Director in the execution and discharge of his duties;

(vi)                              the provision to a Director of funds to meet expenditure incurred or to be incurred by that Director in defending criminal or civil proceedings against him or in connection with any application under any of the provisions mentioned in s205(5) CA06 or otherwise enabling him to avoid incurring that expenditure; or

(vii)                           proposals concerning another company in which he is interested directly or indirectly (whether as officer, shareholder or otherwise), if he and any other persons connected with him do not to his knowledge hold an interest in shares (as that term is used in ss820 to 825 CA06) representing one per cent. or more of the issued shares of any class of the equity share capital of that company (or of any third company through which his or their interest is derived) or of the voting rights available to members of the relevant company (and that interest is deemed for the purposes of this Article to be a material interest).

(e)                                  For the purposes of this Article 30.3:

(i)                                     an interest of a person who is, for any purpose of CA06, “connected with” (within the meaning of s252 CA06) a Director is to be treated as an interest of the Director; and

(ii)                                  in relation to an alternate Director, an interest of his appointor is to be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise.

30.4                        Directors voting on appointments

If it is proposed to appoint two or more Directors to offices or employments with the Company or with a company in which the Company is interested, or to fix or vary the terms of those appointments, the proposals may be divided and considered in relation to each Director separately and in such case each of those Directors (if not debarred from voting for another reason) may vote (and be counted in the quorum) in respect of each resolution except that which relates to him.

30.5                        Chairman’s ruling is final

If a question arises at any meeting of the Board or committee or sub-committee of the Board as to the materiality of a Director’s interest or as to the entitlement of a Director to vote or count in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting, the question must be referred to the Chairman of the meeting (or where the interest concerns the Chairman to the Deputy Chairman of the meeting who if not already appointed under Article 29.5 (Appointment and removal of Chairman) is the non-executive Director who has been in office as a non-executive Director the longest) and his ruling in relation to any other Director is final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

30.6                        Directors’ power relating to other companies

The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in any way that it decides (including voting in favour of any resolution appointing any of them directors of that company, or voting or providing for the payment of remuneration to the directors of that company).

31.                               SECRETARY

31.1                        Appointment, remuneration and removal

Subject to the Statutes, the Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed from office by the Directors but at any time without prejudice to any claim for damages for breach of any contract of service between him and the Company.  If thought fit, two or more persons may be appointed as joint Secretaries and the Directors may also appoint from time to time on such terms as they think fit one or more assistant or deputy Secretaries.

31.2                        Acting as both Director and Secretary

Any provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

32.                               AUTHENTICATION OF DOCUMENTS

Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee of the Directors and any books, records, documents and accounts relating to the business of the Company and to certify copies of them or extracts from them as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the Directors for the above purposes.  A document purporting to be a copy of a resolution or an extract from the minutes of a meeting of the Company or of the Directors or any committee, which is certified as described in this Article, shall be conclusive evidence in favour of all persons dealing with the Company upon the faith of such resolution or extract of minutes, that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

33.                               THE SEAL/EXECUTION OF DOCUMENTS

33.1                        Use of Seal

(a)                                 The Directors shall provide for the safe custody of the Seal which shall only be used by the authority of the Directors or of a committee authorised by the Directors in that behalf.

(b)                                 Subject to Article 7.2 (Execution and signing of certificates), every instrument to which the Seal shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors or by one Director and some other person appointed by the Directors for the purpose.

(c)                                  Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors or by a Director in the presence of a witness who attests the signature and in each case expressed (in whatever form of words) to be executed by the Company shall have the same effect as if executed under the Seal.

33.2                        Securities Seal

The Securities Seal (if any) shall be used only for sealing shares or debentures or other securities or options in respect of such securities issued by the Company and documents creating or evidencing securities or options so issued.  Any such securities or documents sealed with the Securities Seal shall not be required to be signed.

33.3                        Resolution to dispense with Seal

The Directors may resolve (if such is lawful) that the Company shall not have a Seal.

34.                               MINUTES AND BOOKS

34.1                        Minutes

The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)                                  of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees of the Directors and of all written resolutions of the Directors.

Those minutes, if purporting to be authenticated by the Chairman of the meeting to which they relate or of the Chairman of the next meeting, shall be sufficient evidence of the facts stated in them without any further proof.

34.2                        Statutory books

Any register, index, minute book, book of account or other book required by these Articles or the Statutes to be kept by or on behalf of the Company may, subject to the Statutes, be kept either by making entries in bound books or by recording them in any other manner.  In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

35.                               ACCOUNTS

35.1                        Records to be kept and inspection of records

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office or (subject to the provisions of the Statutes) at such other place in Great Britain as the Directors think fit, and shall always be open to inspection by the officers of the Company.  No member (other than a Director or other officer of the Company) or other person shall have any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorised by the Directors or by an ordinary resolution of the Company or under an order of a Court of competent jurisdiction.

35.2                        Preparation of accounts and reports

The Directors shall in respect of each financial year in accordance with the Statutes cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, income statements, balance sheets, group accounts (if any), other financial statements and reports as are required by the Statutes.

35.3                        Publication of annual accounts

A copy of every balance sheet and profit and loss account or income statement (including every document required by law to be annexed to them) which is to be laid before the Company in general meeting and of the Directors’ and Auditors’ reports shall, not less than 21 days before the date of the meeting, be sent to every member and debenture-holder of the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles, provided that this Article shall not require a copy of these documents to be sent to more than one of joint holders or to any person of whose current address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

35.4                        Summary financial statements

The requirements of Article 35.3 shall be deemed satisfied by sending to the requisite persons, where permitted by the Statutes and instead of the copies referred to in that Article, a summary financial statement derived from the Company’s annual accounts and the Directors’ report and prepared in the form and containing the information prescribed by the Statutes.

36.                               AUDITORS

Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.  The Auditor’s report to the members made pursuant to the Statutes shall be laid before the Company in general meeting and shall be open to inspection by any member.

37.                               DIVIDENDS

37.1                        Declaration of dividends by Company

Subject to the provisions of the Statutes, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members but no such dividend shall exceed the amount recommended by the Directors.  For the avoidance of doubt, no dividend shall be payable to the Company itself in respect of any shares held by it as treasury shares (except to the extent permitted by the Statutes).

37.2                        Payment of fixed and interim dividends

(a)                                 The Directors may pay fixed dividends payable on any shares of the Company with preferential rights, half-yearly or otherwise, on fixed dates whenever the profits of the Company in the opinion of the Directors justify that course, and the Directors may also from time to time declare and pay to the holders of any class of shares such interim dividends as appear to the Directors to be justified by those profits.

(b)                                 The Directors acting in good faith shall not incur any liability to the holders of shares conferring preferential rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-

preferential rights provided that at the time of the declaration no preferential dividend is in arrears.

37.3                        Currency of dividends and payment according to amount and period shares paid up

(a)                                 Dividends may be declared or paid in any currency and the Directors may decide the rate of exchange for any currency conversions that may be required, and how any costs involved are to be met, in relation to the currency of any dividend.

(b)                                 Unless and to the extent that the rights attached to or terms of issue of any shares provide otherwise, all dividends shall be:

(i)                                     declared and paid according to the amounts paid up on the shares on which the dividend is paid, but no amount paid up on a share in advance of a call shall be treated for the purposes of this Article as paid up on the share; and

(ii)                                  apportioned and paid in proportion to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

37.4                        Amount due on shares may be deducted from dividends

The Directors may deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company.

37.5                        Dividends paid to member on share register at record date

All dividends and interest shall belong and be paid (subject to any lien of the Company) to those members whose names shall be on the Register at the record date fixed in accordance with Article 37.14 despite any subsequent transfer or transmission of shares.

37.6                        Retention of dividends on transmission

The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares contained in these Articles entitled to become a member, or which any person is under those provisions entitled to transfer, until that person shall become a member in respect of those shares or shall transfer them.

37.7                        Retention of dividends where Company has a lien

The Directors may retain any dividends or other moneys payable on or in respect of a share on which the Company has a lien, and may apply them in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

37.8                        Payment procedure

Any dividend, interest or other moneys payable in cash in respect of registered shares may be paid by cheque, warrant or similar financial instrument sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct.  Every such cheque, warrant or similar financial instrument shall be made payable to, or (at the Company’s discretion) to the order of, the person to whom it is sent and may be crossed “A/C Payee” or otherwise and shall be sent at the risk of such person.  Payment of any cheque, warrant or similar financial instrument by the banker on whom it is drawn shall be a good discharge to the Company.  In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or such other means (including, in relation to any dividend or other sum payable in respect of shares held in uncertificated form, by means of a Relevant System in any manner permitted by the rules of the Relevant System concerned) and to or through such person as the holder or joint holders (as the case may be) may in writing direct, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions.  Any one, two or more joint holders may give effectual receipts for any dividends or other moneys payable in respect of the shares held by them as joint holders.

37.9                        Forfeiture of unclaimed dividends

All dividends unclaimed may be invested or otherwise made use of, at the Directors’ discretion, for the benefit of the Company until, subject as provided in these Articles, claimed.  Any dividend unclaimed after a period of 12 years from the date when it became due for payment shall be forfeited and shall revert to the Company and the payment by the Directors of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

37.10                 Uncashed dividends

The Company may cease to send any cheque or warrant through the post or may stop the transfer of any sum by any bank or other funds transfer system or may stop any other means of payment made pursuant to Article 37.8, as the case may be, for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if either in respect of at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed or the transfer or other means of payment has failed or in respect of one dividend payable on those shares the cheques or warrants have been returned undelivered or remain uncashed or the transfer or other means of payment has failed and reasonable enquiries made by the Company have failed to establish any new address of the holder of those shares but, subject to the provisions of these Articles, shall recommence sending cheques or warrants or transferring funds or using the other means of payment, as the case may be, in respect of dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend in which event the Company shall resume payment of dividend (and arrears) as notified by the claimant or, in the absence of such notification, in the same manner in which payment was effected prior to the suspension of the payment of dividend.  If any such cheque, warrant or order has or is alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled to it, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit.

37.11                 No interest on dividends

No dividend or other moneys payable in respect of a share shall bear interest against the Company.

37.12                 Dividend not in cash

The Company may, upon the recommendation of the Directors, by ordinary resolution, direct payment of a dividend wholly or partly by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) and the Directors shall give effect to such resolution.  Where any difficulty arises in regard to that distribution (including, without limitation, in relation to fractional entitlements or legal or practical problems under the law of, or the requirements of any recognised regulatory body or any stock exchange in, any country or territory), the Directors may settle the same as they think fit and in particular may issue fractional certificates (or ignore fractions) and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all members and may vest any assets in trustees, upon trust for the members entitled to the dividend and may determine that cash shall be paid to any overseas holder upon the footing of the value so fixed.

37.13                 Waiver of dividend

The waiver, in whole or in part, of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the holder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and to the extent that the same is accepted as such or acted upon by the Company.

37.14                 Record dates

Despite any other provision of these Articles but subject always to the Statutes, the Company or the Directors may by resolution specify a date (the “record date”) as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, allotment, issue, notice, information, document or circular and such record date may be on or before the date the same is made, paid or despatched or (in the case of any dividend, interest, allotment or issue) after the date on which the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of the transferors and transferees of any such shares or other securities.

37.15                 Scrip dividends

With the prior approval of an ordinary resolution of the Company passed at any general meeting the Directors may, in respect of any dividend specified by the ordinary resolution, offer any holders of Ordinary Shares (excluding, for the avoidance of doubt, the Company itself to the extent that it is such a holder by virtue only of its holding any shares as treasury shares) the right to elect to receive in lieu of that dividend (or part of any of that dividend) an allotment of Ordinary Shares credited as fully paid.  In any such case, the following provisions shall apply:

(a)                                 the ordinary resolution may authorise the Directors to make such offer in respect of a particular dividend (whether or not already declared or recommended) and/or in respect of all or any dividends declared, proposed to be paid or made within a period specified by that ordinary resolution;

(b)                                 the basis of allotment shall be determined by the Directors so that the value (calculated at the Relevant Price) of the additional Ordinary Shares each holder of Ordinary Shares who elects to receive the same shall be allotted in lieu of any amount of dividend shall equal as nearly as possible the net cash amount of the dividend that such holder elects to forgo and may (with the sanction of a special resolution) exceed such amount.  For the purposes of this Article 37.15, the “Relevant Price” of an Ordinary Share shall be equal to the average middle market quotation for the Ordinary Shares as derived from the Daily Official List of London Stock Exchange plc, on such five consecutive dealing days as the Directors shall determine provided the first of such days shall be on or after the day on which such Ordinary Shares are first quoted “ex” the relevant dividend, or shall be calculated in such other manner as the Directors may determine and is set out in the announcement of the availability of the election in respect of the relevant dividend.  A certificate or report by the Auditors as to the amount of the Relevant Price in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report the Auditors may rely on advice or information from brokers or other sources of information as they think fit;

(c)                                  if the Directors determine to allow such right of election on any occasion they shall give notice in writing to the holders of Ordinary Shares of the right of election offered to them and shall specify the procedure to be followed (which, for the avoidance of doubt, may include an election by means of a Relevant System); the Directors may also establish or vary a procedure for election mandates under which shareholders may elect to receive Ordinary Shares instead of cash both in respect of the relevant dividend and (until they notify the Company that such mandate is revoked) in respect of future dividends not yet declared or resolved (and accordingly in respect of which the basis of allotment shall not have been determined) and the Directors may include in the procedure the right to make and revoke such election by means of a Relevant System;

(d)                                 the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on Ordinary Shares in respect of which the share election has been duly exercised (for the purposes of this Article 37.15, the “elected Ordinary Shares”), and in the place of that dividend additional shares (subject to paragraph (e)) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as already described.  For this purpose, the Directors shall capitalise, out of such of the sums standing to the credit of any reserve (including any share premium account or capital redemption reserve and/or profit and loss account) as the Directors may determine, whether or not the same is available for distribution, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on such basis and shall apply the same in paying up in full the appropriate number of Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis;

(e)                                  no fraction of any share shall be allotted.  The Directors may make provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit of any fractions accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any shareholder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such shareholder of fully paid shares and/or provisions whereby cash payments may be made to members in respect of their fractional entitlements;

(f)                                   the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue save only as regards participation in the relevant dividend;

(g)                                  Article 39 (Capitalisation of reserves) shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article;

(h)                                 the Directors may on any occasion determine that rights of election shall not be made available in respect of Ordinary Shares represented by depositary receipts or to any holders of Ordinary Shares with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, undesirable or impracticable  and in such event the provisions of this Article shall be read and construed subject to such determination;

(i)                                     in relation to any particular proposed dividend the Directors may in their absolute discretion amend, suspend or withdraw the offer previously made to holders of Ordinary Shares to elect to receive additional Ordinary Shares in lieu of the cash dividend (or any part of it) at any time prior to the allotment of the additional Ordinary Shares; and

(j)                                    unless the Directors otherwise determine, or unless the Regulations and/or the rules of the Relevant System concerned otherwise require the new Ordinary Share or shares which a shareholder has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of his elected Ordinary Shares shall be in uncertificated form (in respect of the shareholder’s elected Ordinary Shares which were in uncertificated form on the date of his election and in certificated form (in respect of the shareholder’s elected Ordinary Shares which were in certificated form on the date of his election).

38.                               RESERVES

The Directors may, before recommending any dividend, set aside out of the profits of the Company and carry to reserve such sums as they think proper, which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be employed in the business of the Company or be invested in such investments (subject to the provisions of the Statutes) as the Directors may from time to time think fit.  The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.  The Directors may divide the reserve into any special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided.

The Directors shall transfer to share premium account as required by the Statutes sums equal to the amount or value of any premiums at which any shares of the Company shall be issued.

39.                               CAPITALISATION OF RESERVES

39.1                        Power to capitalise reserves and funds

The Company may, upon the recommendation of the Directors, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account or income statement) whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the members or any class of members who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by those members respectively or in paying up in full shares, debentures or other obligations of the Company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this Article, a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up shares of the Company as fully paid.  The Directors may resolve that any shares so allocated to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividend only to the extent that the latter shares rank for dividend.  The Directors may authorise any person to enter into an agreement with the Company on behalf of the persons entitled to participate in the distribution providing for the allotment to them respectively of any shares, debentures or other obligations of the Company to which they are entitled on the capitalisation and the agreement shall be binding on those persons.

39.2                        Settlement of difficulties in distribution

Where any difficulty arises in regard to any distribution of any capitalised reserve or fund the Directors may settle the matter as they think expedient and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the Directors.

40.                               DOCUMENTS, INFORMATION AND NOTICES

40.1                        Service of documents etc.

Documents, information and notices may be sent or supplied by the Company to any person entitled to receive such documents, information or notice in any of the forms permitted by the CA06.

40.2                        Hard copy

Any document, information or notice is validly sent or supplied by the Company in hard copy if it is handed to the intended recipient or sent or supplied by hand or through the post in a prepaid envelope:

(a)                                 to an address specified for the purpose by the intended recipient;

(b)                                 if the intended recipient is a company, to its registered office;

(c)                                  to the address shown in the Company’s register of members;

(d)                                 to any address to which any provision of the CA06 authorises it to be sent or supplied;

(e)                                  if the Company is unable to obtain an address falling within paragraphs (a) to (d), to the last address known to the Company of the intended recipient.

40.3                        Electronic form

Any document, information or notice is validly sent or supplied by the Company in electronic form:

(a)                                 to a person if that person has agreed (generally or specifically) that the document, information or notice may be sent or supplied in that form and has not revoked that agreement; or

(b)                                 to a company that is deemed to have so agreed by the CA06.

40.4                        Electronic means

Any document, information or notice is validly sent or supplied by the Company by electronic means if it is sent or supplied:

(a)                                 to an address specified for the purpose by the intended recipient (generally or specifically); or

(b)                                 where the intended recipient is a company, to an address deemed by the CA06 to have been so specified.

40.5                        Website

Any document, information or notice is validly sent or supplied by the Company to a person by being made available on a website if:

(a)                                 the person has agreed (generally or specifically) that the document, information or notice may be sent or supplied to him in that manner, or he is taken to have so agreed under Schedule 5 CA06, and in either case he has not revoked that agreement;

(b)                                 the Company has notified the intended recipient of:

(i)                                     the presence of the document, information or notice on the website;

(ii)                                  the address of the website;

(iii)                               the place on the website where it may be accessed;

(iv)                              how to access the document, information or notice; and

(v)                                 any other information prescribed by the Statutes including, when the document, information or notice is a notice of meeting, that fact, the place, date and time of the meeting and whether the meeting is an annual general meeting; and

(c)                                  the document, information or notice is available on the website throughout the period specified by any applicable provision of the CA06 or, if no such period is specified, the period of 28 days starting on the date on which the notification referred to in Article 40.5(b) is sent to the relevant person.

40.6                        Any other means

Any document, information or notice that is sent or supplied otherwise than in hard copy or electronic form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

40.7                        Joint holders

In respect of joint holdings all documents, notices and information shall be sent or supplied to the joint holder whose name stands first in the Register in respect of such joint holding, and notice so sent or supplied shall be sufficient notice to all the joint holders.  A joint holder whose name stands first in the Register but who has no specified or registered address in the United Kingdom for the service of notices shall be disregarded for this purpose except to the extent that the Company intends to send or supply a notice by electronic means and the joint holder whose name stands first in the Register has agreed (generally or specifically) to the sending or supply of that document, information or notice by electronic means and has not revoked that agreement and he has notified the Company of an address for that purpose.  Anything to be agreed or specified in respect of a joint holding may be agreed or specified by the joint holder whose name stands first in the Register.  Paragraphs 16(2) and 16(3), Schedule 5 CA06 shall not apply.

40.8                        Members resident abroad

A member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive any document, information or notice from the Company except to the extent that the Directors decide to send a document, information or a notice to that member by electronic means and that member has consented (or is deemed to have consented) to the sending of that document, information or notice by electronic means and he has, where necessary, notified the Company of an address for that purpose.

40.9                        Presence at meeting evidence in itself of receipt of notice

A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

40.10                 Notice etc. given by advertisement in certain circumstances

Unless the Statutes require a notice, document or information to be sent or supplied in a different way, any notice, information or document shall be sufficiently sent or supplied if published by advertisement inserted once in at least one national newspaper published in the United Kingdom.

40.11                 When document etc. deemed served

(a)                                 Where a document, information or a notice is sent by post it shall be deemed to have been received by the intended recipient 48 hours after it was posted.  In proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed, prepaid and posted.

(b)                                 A notice given by advertisement shall be deemed to have been given or served on the day on which the advertisement appears.

(c)                                  Where a document, information or notice is sent or supplied by electronic means it shall be deemed to have been received by the intended recipient on the day on which the document, information or notice was sent or supplied by or on behalf of the Company.  In proving such service it shall be sufficient to prove that the document, information or notice was properly addressed.

(d)                                 Where a document, information or notice is sent or supplied by means of a website, it is deemed to have been received by the recipient when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

(e)                                  In calculating a period of hours for the purposes of this article, it is immaterial whether a day is a working day (as defined in the Companies Act 2006) or not.

(f)                                   Where a document, information or a notice to be given or sent by electronic means has failed to be transmitted after three attempts, then that notice or other document shall nevertheless be deemed to have been sent for the purposes of paragraph (c) and, without prejudice to Article 40.13, that failure shall not invalidate any meeting or other proceeding to which the notice or document relates.

40.12                 Manner of giving notice of general meetings

Notice of every general meeting shall, subject to the provisions of these Articles, be given in any manner authorised in these Articles to:

(a)                                 every member entitled to notice under Articles 40.1, 40.7 and 40.8;

(b)                                 all persons entitled to a share in consequence of death or bankruptcy of a member, if the Company has been notified in accordance with Article 40.14;

(c)                                  the Auditors for the time being of the Company; and

(d)                                 the Directors and alternate Directors of the Company.

No other person shall be entitled to receive notices of general meetings.

40.13                 Omission or non-receipt of document etc.

Without prejudice to Article 18.4 (Omission or non-receipt of notice of general meeting or resolution) or Article 22.8 (Accidental omission to send proxy), the accidental failure to send any document, notice or information to or the non-receipt of any document, notice or information by any person entitled to any document, notice or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

40.14                 Service of document etc. on person entitled by transmission

A person entitled to a share in consequence of the death or bankruptcy of a member upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the sending or supply of documents, notices or information (or, in relation to any document, notice or information which that person agrees (generally or specifically) to receive and which the Company intends to send or supply using electronic means, an address for that purpose), shall be entitled to have sent or supplied to him at such address any document, notice or information to which the member (but for his death or bankruptcy) would have been entitled, and that sending or supply shall for all purposes be deemed a sufficient sending or supply of that document, notice or information on all persons interested (whether jointly with or as claiming through or under him) in the share.  Except as already provided, any document, information or notice sent by post to, left at or sent or supplied using electronic means to the address of any member in pursuance of these Articles shall, even if the member is then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.

40.15                 Notice when post not available

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company desires to but is unable effectively to convene a general meeting by notices sent through the post then, despite the availability of any other method of sending or supplying notices under Article 40.3, 40.4, 40.5 or 40.6, a general meeting may be convened by a notice advertised on the same date in at least one national newspaper published in the United Kingdom and such notice shall be deemed to have been duly sent or supplied to all members entitled to it to whom the Company would otherwise have sent the relevant notice by post at noon on the day on which the advertisement appears.  In any such case the Company shall send confirmatory copies of the notice by post to all members to whom it would otherwise have sent the original notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

40.16                 Power to stop sending documents etc. to untraced shareholders

If three separate documents, notices or information have been sent on consecutive occasions through the post to any member at any address specified in Article 40.2, whether the documents, notices or information are duplicates of ones originally sent using electronic means that failed to be transmitted electronically or ones that were originally sent by post, and have been returned undelivered, such member shall not after that be entitled to receive documents, notices or other information from the Company until he shall have communicated with the Company and supplied in writing to the Office a new address as specified in Article 40.2 or, in so far as the Company intends to send or supply any document, notice or information using electronic means and the member has agreed (generally or specifically) to the sending or supply of that document, notice or information by electronic means, an address for that purpose.

40.17                 Reference to documents being served etc.

The provisions of Article 40 apply to any notice, document or information to be sent or supplied under these Articles whether the Articles require the notice, document or information to be “sent” or “supplied” or any other word such as “given”, “delivered” or “served”.

41.                               WINDING UP

41.1                        Distribution of assets otherwise than in cash on a winding up

If the Company is wound up (whether the liquidation is voluntary, under supervision or by the Court), the liquidator may, with the authority of a special resolution and any other sanction required by the Statutes, divide among the members (excluding the Company itself to the extent that it is a member by virtue only of its holding any shares as treasury shares) in specie or in kind the whole or any part of the assets of the Company whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members.  The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like authority determines, and the liquidation of the Company may be closed and the Company dissolved, but so that no members shall be compelled to accept any shares or other property in respect of which there is a liability.

41.2                        Distribution of shares or other consideration on a transfer or sale

A special resolution sanctioning a transfer or sale to another company duly passed pursuant to s110 Insolvency Act 1986 may authorise the distribution of any shares or other consideration receivable by the liquidator among the members (whether or not in accordance with the existing rights of members) and any such distribution shall be binding on all members subject to the right of dissent and consequential rights conferred by s111 Insolvency Act 1986.

42.                               INDEMNITY FOR DIRECTORS AND OFFICERS

42.1                        Power to grant indemnities/Indemnity

Subject to the provisions of and so far as may be permitted by the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, the Company shall indemnify each director or other officer of the Company or of an Associated Company of the Company/a Subsidiary against:

(a)                                 any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company/Subsidiary other than, in the case of a director of Company or an Associated Company of the Company, a liability:

(i)                                     to the Company or any Associated Company of the Company; or

(ii)                                  of the kind referred to in s234(3) CA06; and

(b)                                 any other liability incurred by or attaching to him in the actual or purported execution or discharge of his duties, the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or office.

42.2                        Power to grant pension scheme indemnities/Pension scheme indemnity

Subject to the provisions of and so far as may be permitted by the Statutes, the Company may, at the Board’s discretion and on such terms as the Board may decide from time to time, indemnify any director of an Associated Company of the Company/a Subsidiary if that Associated Company/Subsidiary is a trustee of an occupational pension scheme (as defined in s235(6) CA06) against any liability incurred in connection with that company’s activities as trustee of that scheme.

42.3                        Interpretation

(a)                                 For the purposes of Article 42.1, and Article 43 (Insurance for Directors and Officers) and Article 44 (Defence expenditure):

(i)                                     “officer” does not include an auditor; and

(ii)                                  “Associated Company” is to be interpreted in accordance with s256 CA06.

(b)                                 Where a director or other officer is indemnified against a liability in accordance with Article 42.1 or 42.2, the indemnity extends to each cost, charge, loss, expense and liability incurred by him in relation to that liability.

43.                               INSURANCE FOR DIRECTORS AND OFFICERS

Without prejudice to the provisions of Article 42 (Indemnity for Directors and Officers) and subject to the provisions of and so far as may be permitted by the Statutes, the Directors shall have power to purchase, fund and/or maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employee] of the Company, or of any company which is an Associated Company of the Company/a Subsidiary or in any way allied to or associated with the Company or any such Associated Company/Subsidiary or of any predecessors of the business of the Company or any such company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties, the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company or pension fund.

44.                               DEFENCE EXPENDITURE

Subject to the provisions of and so far as may be permitted by the Statutes, the Company may:

(a)                                 provide a director or other officer of the Company or of its Associated Company with funds to meet expenditure incurred or to be incurred by him:

(i)                                     in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company of the Company or in connection with any application for relief under any of the provisions referred to in s205(5) CA06; and

(ii)                                  in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company of the Company; and

(b)                                 do anything to enable such a director or other officer to avoid incurring such expenditure.

45.                               APPROVED DEPOSITARIES

45.1                        Maintenance of register by Approved Depositary

An Approved Depositary shall maintain a register or system(s) (the “Proxy Register”) in which shall be recorded the aggregate number of Ordinary Shares which for the time being are registered in the name of the Approved Depositary or its Nominee (the “Depositary Shares”) as well as the name and address of each person who is for the time being appointed as an Appointed Proxy pursuant to Article 45.2 below and, against his name and address, the number of Depositary Shares in respect of which that Appointed Proxy’s appointment for the time being subsists (his “Appointed Number”).  The Proxy Register shall be open to inspection by any person authorised by the Company during usual business hours and the Approved Depositary shall furnish to the Company or its agents upon demand all such information as to the contents of the Proxy Register, or any part of it, as may be requested.

45.2                        Appointment of Approved Proxies

Without prejudice to the right of an Approved Depositary or its Nominee to exercise any rights conferred in these Articles, an Approved Depositary or its Nominee may appoint as its proxy or proxies such person or persons as it thinks fit (each such person being an “Appointed Proxy”) and may determine the method by which and the terms upon which, such appointments are made, save that each such appointment shall specify the Appointed Number in respect of which that appointment is made and the aggregate Appointed Numbers of all the Appointed Proxies subsisting at any one time shall not exceed the aggregate number of Depositary Shares.

45.3                        Rights of Appointed Proxies

Subject to the Statutes and subject to the provisions of this Article 45, and so long as the Depositary Shares shall be of a sufficient number so as to include his Appointed Number, an Appointed Proxy:

(a)                                 shall upon production to the Company at a general meeting of written evidence of his appointment (which shall be in such form as the Company and the Approved Depositary shall determine from time to time) be entitled to the same rights (including, without limitation, those rights contained in Articles 20.1 (Method of voting), 21.1 (Votes of members) and 22.1 (Appointment of Proxy)), and subject to the same restrictions, in relation to his Appointed Number as though the Ordinary Shares represented by the Appointed Number were registered in the name of the Approved Depositary (or its Nominee) and the Appointed Proxy was a person validly appointed as proxy by the Approved Depositary (or its Nominee) in accordance with Articles 22.3 (Form and execution of proxy), 22.4 (Signature of proxy) and 22.9 (Delivery of proxy) to 22.11 (Meaning of “Uncertificated Proxy Instruction”); and

(b)                                 shall himself be entitled, by an instrument of proxy duly signed by him pursuant to Articles 22.3 (Form and execution of proxy) and 22.4 (Signature of proxy) and deposited with the Company in accordance with Article 22.9 (Delivery of proxy), to appoint another person as his proxy in relation to his

Appointed Number so that the provisions of these paragraphs shall apply (mutatis mutandis) in relation to such an appointment as though the Ordinary Shares represented by the Appointed Number were registered in the name of the Appointed Proxy and the appointment by the Appointed Proxy was made in accordance with Articles 22.3 (Form and execution of proxy), 22.4 (Signature of proxy) and 22.9 (Delivery of proxy) to 22.11 (Meaning of “Uncertificated Proxy Instruction”).

45.4                        Notices to Appointed Proxies

The Company may send an Appointed Proxy at his address as is shown in the Proxy Register all notices and other documents which are sent to the holders of Ordinary Shares.

45.5                        Payment of dividends to Appointed Proxies

The Company may pay to an Appointed Proxy at his address as shown in the Proxy Register all dividends payable on the Ordinary Shares in respect of which he has been appointed as Appointed Proxy, and payment of any such dividend shall be a good discharge to the Company of its obligation to make payment to the Approved Depositary or its Nominee in respect of the Ordinary Shares concerned.

45.6                        Determination of entitlement of Appointed Proxies

(a)                                 For the purposes of determining which persons are entitled as Appointed Proxies:

(i)                                     to exercise the rights conferred by Article 45.3;

(ii)                                  to receive documents sent pursuant to Article 45.4; and

(iii)                               to be paid dividends pursuant to Article 45.5,

and each Appointed Proxy’s Appointed Number, the Approved Depositary may determine that the Appointed Proxies who are so entitled shall be the persons entered in the Proxy Register at the close of business on a date (an “Appointed Proxy Record Date”) determined by the Approved Depositary in consultation with the Company.

(b)                                 When an Appointed Proxy Record Date is determined for a particular purpose:

(i)                                     the number of Depositary Shares in respect of which a person entered in the Proxy Register as an Appointed Proxy is to be treated as having been appointed for that purpose shall be the number appearing against his name in the Proxy Register as at the close of business on the Appointed Proxy Record Date; and

(ii)                                  changes to entries in the Proxy Register after the close of business on the Appointed Proxy Record Date shall be disregarded in determining the entitlement of any person for the purpose concerned.

45.7                        No interest in shares

Except as required by law, no Appointed Proxy shall be recognised by the Company as holding any interest in shares upon any trust and subject to the recognition of the rights conferred in relation to general meetings by appointments made by Appointed Proxies pursuant to Article 45.3(b) the Company shall be entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Approved Depositary) who has any interest in the Ordinary Shares in respect of which the Appointed Proxy has been appointed.

45.8                        Questions as to validity to vote Depositary Shares

If any question shall arise as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Depositary Shares (whether by reason of the aggregate number of shares in respect of which appointments are recorded in the Proxy Register exceeding the aggregate number of Depositary Shares or for any other reason) such question shall if arising at or in relation to a general meeting be determined by the Chairman of the meeting (and if arising in any other circumstances shall be determined by the Directors) whose determination (which may include declining to recognise a particular appointment or appointments as valid) shall if made in good faith be conclusive and binding on all persons interested.